UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2014

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, SC	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: On April 2, 2014, the registrant filed an 8-K that inadvertently omitted Item 7.01. The registrant is filing this amended Form 8-K solely to include Item 7.01 and to clarify that Exhibit 99.1 has been furnished to the Securities and Exchange Commission pursuant to Item 9.01.

Item 7.01.	Regulation FD Disclosure.

On April 2, 2014, the registrant announced that it had completed a non-material acquisition of 100% of the shares of Medical Modeling Inc. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 8.01.	Other Events.

On April 2, 2014, the registrant completed a non-material acquisition of 100% of the shares of Medical Modeling Inc. (“Medical Modeling”), a provider of personalized surgical treatments and patient specific medical devices, including virtual surgical planning and clinical transfer tools, using 3D modeling and printing.

The registrant plans to consolidate all of its healthcare activities into a single unit under the leadership of former Medical Modeling President, Andy Christensen, who will become registrant’s Vice President, Personalized Surgery and Medical Devices.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated April 2, 2014 regarding acquisition of Medical Modeling Inc.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: May 23, 2014
/s/ ANDREW M. JOHNSON
(Signature)
	Name:	Andrew M. Johnson
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	3D Systems Press Release regarding acquisition of Medical Modeling Inc.